                                                                     EXHIBIT 99


                  1999 ACC SHARE, OPTION AND WARRANT ISSUANCES


                         No. of Shares(S),
                            Options(O)                              Nature of        Total Amount of
ISSUEE                   and Warrants(W)      Issuance Date       Consideration       Consideration
--------------------------------------------------------------------------------------------------------------
Christopher A. Millar    559,000 (S&W)          2/15/99        Cash and Services       $139,750

                         500,000 (S&W)          3/12/99        Cash and Services       $125,000

                         202,664 (S&W)          3/12/99        Cash and Services       $50,666

Dennis R. Gutzman        500,000 (S&W)          3/12/99              Cash              $125,000

                         140,000 (S)            2/15/99              Cash              $35,000

Samuel B. Watson         400,000 (S&W)          3/15/99        Cash and Services       $100,000

                         400,000 (S&W)          4/6/99         Cash and Services       $100,000

Roy L. Painter           75,000 (S&W)           3/12/99             Services           $18,750

Ameri-Tech
  Financial, LLC         200,000 (S)            4/15/99              Cash              $50,000

Royangrove, Limited      30,000 (S)             3/12/99              Other             Note 2

Net Voucher, Inc.
  Shareholders           2,000,000 (S)          4/12/99              Other             Note 3

                         3,000,000 (0)          4/12/99              Other             Note 3

Monica Kennison          500,000 (S)            4/15/99              Cash              $125,000

Life Planning Group      200,000 (S)            4/15/99              Cash              $50,000

Note 1: Each reference to S&W denotes an issuance of equal numbers of shares and 3-year purchase warrants.

Note 2: These shares were issued in settlement of litigation between the Company and the issuee.

Note 3: Reference should be made to the Financial Statements and notes thereto in Part I, Item 1, with respect to the valuation of the consideration for these issuances.